     As filed with the Securities and Exchange Commission on April 2, 1997
                                                              No. 333-_________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ______________________________

                          NORRIS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
                         ______________________________


           DELAWARE                                        NONE
(State or other jurisdiction of          (I. R. S. Employer Identification No.)
 incorporation or organization)

                               12725 STOWE DRIVE
                            POWAY, CALIFORNIA 92064
               (Address of Principal Executive Office)(Zip Code)

                            CONSULTANTS' STOCK BONUS
                            (Full title of the plan)

                           ELWOOD G. NORRIS, CHAIRMAN
                               12725 STOWE DRIVE
                            POWAY, CALIFORNIA 92064
                    (Name and address of agent for service)

                                 (619) 679-1504
         (Telephone number, including area code, of agent for service)
                        ______________________________

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
  TITLE OF SECURITIES TO                                 PROPOSED MAXIMUM         PROPOSED MAXIMUM
       BE REGISTERED             AMOUNT TO BE           OFFERING PRICE PER       AGGREGATE OFFERING            AMOUNT OF
                                  REGISTERED                SHARE (1)                 PRICE (1)            REGISTRATION FEE
============================================================================================================================
 Common Stock, $.001 par
 value                              400,000                   $0.50                   $200,000                  $100.00
============================================================================================================================
         Total Fee                                                                                              $100.00
============================================================================================================================

(1) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(c). The average of the bid and asked prices for the Common Stock on March 27, 1997, as reported by NASDAQ, was $0.50.

================================================================================

                     INFORMATION INCORPORATED BY REFERENCE


         The contents of registrant's Registration Statement on Form S-8 (Registration No. 333-13779), filed with the Securities and Exchange Commission on October 9, 1996, are incorporated by reference in this Registration Statement pursuant to General Instruction E.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poway, State of California on March 27, 1997.

                                    NORRIS COMMUNICATIONS, INC.


                                    By: /s/ ELWOOD G. NORRIS
                                        ---------------------------------------
                                        Elwood G. Norris, Chairman of the Board

                               -----------------

                               POWER OF ATTORNEY

         Each person whose signature to this Registration Statement appears below hereby appoints Elwood G. Norris, Robert Putnam and Alfred H. Falk, and each of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement as such attorney-in-fact may deemed necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                                          Position                                    Date
         ----                                          --------                                    ----
/s/ ELWOOD G. NORRIS
-------------------------------            Chairman of the Board, Chief                     March 27, 1997
Elwood G. Norris                           Executive Officer and Director
                                           (principal executive officer)


/s/ ALFRED H. FALK
-------------------------------            President and Director                           March 27, 1997
Alfred H. Falk


/s/ RENEE WARDEN
-------------------------------            Chief Accounting Officer                         March 27, 1997
Renee Warden                               (principal financial and accounting officer)


/s/ ROBERT PUTNAM
-------------------------------            Vice President and Director                      March 27, 1997
Robert Putnam


/s/ MICHAEL W. JOE
-------------------------------            Director                                         March 27, 1997
Michael W. Joe

                                 EXHIBIT INDEX


Exhibit
Number          Description
-------         -----------

4.1             Form of Agreement with Higham, McConnell & Dunning.

5.1             Opinion of Higham, McConnell & Dunning.

23.1            Consent of Higham, McConnell & Dunning
                (included in Exhibit 5.1).

23.2            Consent of Ernst & Young, Independent Chartered Accountants.